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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
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                                    FORM 8-K

                                 CURRENT REPORT

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                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) -- OCTOBER 20, 1998


                            FORT BEND HOLDING CORP.
                (Name of Registrant as specified in its charter)


            DELAWARE                      0-21328                76-0391720
  (State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                                3400 AVENUE H
                         ROSENBERG, TEXAS 77471-3808
                                (281) 342-5571
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)



                                     N/A
         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS.

     After the close of business on October 20, 1998, Southwest Bancorporation of Texas, Inc. ("Southwest") executed a definitive Agreement and Plan of Merger with Fort Bend Holding Corp. ("Fort Bend" and the "Company"), providing for the merger of Fort Bend with and into Southwest. The merger provides that the shareholders of Fort Bend will receive 1.45 shares of Southwest Common Stock, $1.00 par value, in exchange for each of their shares of Fort Bend Common Stock, $.01 par value. The merger is structured as a tax-free reorganization and is to be accounted for as a pooling-of-interests. It is anticipated that it will close during the first quarter of 1999, subject to approval of Fort Bend's shareholders, regulatory approvals and customary closing conditions. The purpose of this Form 8-K Current Report is to file as exhibits, a copy of the joint news release dated October 21, 1998 of Southwest and Fort Bend announcing the execution of the definitive Agreement and Plan of Merger and a copy of the Agreement and Plan of Merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibits

     2.1       -    Agreement and Plan of Merger dated October 20, 1998, between
                    Southwest and Fort Bend Holding Corp.

     99.1      -    News Release dated October 21, 1998, announcing the
                    execution of the Agreement and Plan of Merger between Southwest and Fort Bend Holding Corp.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FORT BEND HOLDING CORP.


Date:  October 22, 1998              By   /s/ Lane Ward
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                                          Lane Ward
                                          Vice Chairman, President
                                          and Chief Executive Officer